UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 21, 2016
(Date of earliest event reported)
Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Restructuring Support Agreement
On December 21, 2016, Forbes Energy Services Ltd., or Forbes, and its subsidiaries, or the Subsidiaries, entered into a restructuring support agreement, or the RSA, with certain holders, or the Supporting Noteholders, of the Company’s 9% senior unsecured notes due 2019, or the Senior Notes, representing an aggregate of approximately 65.40% in principal amount of the Senior Notes. The RSA contemplates the financial reorganization of Forbes and the Subsidiaries, or collectively, the Company, pursuant to a prepackaged plan of reorganization, or the Plan, and that the Company will file for voluntary relief under Chapter 11 of the United States Bankruptcy Code, or the Bankruptcy Code, in the U.S. Bankruptcy Court for the Southern District of Texas, or the Bankruptcy Court, on or before January 23, 2017 in order to seek confirmation of the Plan.
Under the RSA, the Company agreed to, among other things: (i) take all reasonably necessary and proper action and use reasonable best efforts to consummate the Company’s restructuring in accordance with the RSA; (ii) use reasonable best efforts to meet the milestones set forth in the RSA; (iii) act in good faith and use reasonable best efforts to support and complete successfully the related solicitation of votes, or the Solicitation, to obtain sufficient acceptances of the Plan from the holders of the Senior Notes; (iv) use reasonable best efforts to obtain any and all required regulatory approvals and third-party approvals of the Company’s restructuring; (v) not directly or indirectly seek or solicit any discussions relating to, or enter into any agreements relating to, any alternative proposals; (vi) not take any actions inconsistent with the RSA and any other related documents executed by the Company; (vii) provide draft copies of all material motions, applications, or other documents that the Company intends to file with the Bankruptcy Court to the Supporting Noteholders and their counsel at least five business days prior to the date when the Company intends to file such document, or as soon as reasonably practicable, but in no event later than three business days, where five business days’ notice is not reasonably practicable; and (viii) support and take all actions that are necessary and appropriate to facilitate approval of the disclosure statement related to the Solicitation, or the Disclosure Statement, confirmation of the Plan and consummation of the Company’s restructuring in accordance with the RSA.
Under the RSA, each of the Supporting Noteholders agreed to, among other things: (i) vote any claim it holds against the Company relating to the Senior Notes to accept the Plan; (ii) not (a) change or withdraw, or cause to be amended, changed or withdrawn, its vote to accept the Plan, (b) object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, confirmation or implementation of the Plan, or (c) propose, file, support, participate in the formulation of or vote for any restructuring, sale of assets, merger, workout or plan of reorganization of the Company other than the Plan or otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the reorganization; and (iii) subject to certain exceptions, limit its ability to sell, transfer, assign, pledge, grant a participation interest in or otherwise dispose of, directly or indirectly, its right, title or interest in respect of any claim relating to the Senior Notes that it has against the Company in whole or in part.
The RSA provides for customary conditions to the obligations of the parties and for termination by each party upon the occurrence of certain events, including among others, the failure of the Company to achieve certain milestones.
The foregoing description is a summary and is qualified in its entirety by reference to the RSA, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

The Prepackaged Joint Plan of Reorganization
Pursuant to the RSA, the Company is required to commence the Solicitation on or before December 22, 2016. In connection with the commencement of the Solicitation, the Disclosure Statement, which describes the Solicitation and the Plan and includes the Plan attached as an exhibit thereto, is being distributed to the holders of the Senior Notes. Included in the Disclosure Statement is a proposed form of the Plan. The Plan, which is subject to approval of the Bankruptcy Court, anticipates that, among other things, on the effective date of the Plan, or the Effective Date:

•	All existing equity interests, including common and preferred stock, of Forbes will be extinguished without recovery;

•
The Senior Notes will be cancelled and each holder of the Senior Notes will receive such holder’s pro rata share of (i) $20 million in cash and (ii) 100% of the new common stock of reorganized Forbes, subject to dilution only on account of the shares of the new common stock of reorganized Forbes issued or available for issuance in connection with a proposed management incentive plan, or the Management Incentive Plan;

•
Certain qualifying holders of the Senior Notes will make available to the reorganized Company a $50 million new first lien term loan facility, or the Exit Facility, which will be backstopped by certain Supporting Noteholders;

•
Reorganized Forbes will adopt and implement the Management Incentive Plan, which will provide for the issuance of restricted stock units covering shares of common stock of reorganized Forbes to the officers and other key employees of the reorganized Company in an amount up to 12.5% of the sum of (i) the number of shares of the common stock of reorganized Forbes issued to the holders of the Senior Notes and (ii) the number of shares of common stock of reorganized Forbes issued or available for issuance under the Management Incentive Plan;

•
The Company’s loan and security agreement, or the Loan Agreement, dated as of September 9, 2011 and subsequently amended, with Regions Bank, or Regions, and the lenders party thereto, or the Lenders, will be terminated and a new letter of credit facility is to be negotiated and entered into with Regions, or the New Regions Facility, on the Effective Date covering the outstanding letters of credit and Bank Product Obligations (as defined in the Loan Agreement) under the Loan Agreement;

•
Each Lender, in full satisfaction and settlement of its claims against the Company, will receive, as applicable, (i) cash to satisfy all outstanding obligations with respect to the Revolving Advances (as defined in the Loan Agreement), including, without limitation, all outstanding Revolving Advances and all interest, fees, and other charges due and payable under the Loan Agreement relating to the Revolving Advances, and (ii) as to the Issuer and Bank Product Provider (as each term is defined in the Loan Agreement), a pledge of cash to collateralize all outstanding letters of credit and Bank Product Obligations under the Loan Agreement that will be covered by the New Regions Facility; and

•
Holders of allowed creditor claims, aside from holders of the Senior Notes, will either receive, on account of such claims, payment in full in cash or otherwise have their rights reinstated under the Bankruptcy Code.

Backstop Agreement
On December 21, 2016, Forbes entered into a backstop agreement, or the Backstop Agreement, with certain parties named therein, or the Backstop Lenders, pursuant to which the Backstop Lenders, severally and not jointly, agreed, subject to the terms and conditions in the Backstop Agreement, to backstop the Exit Facility in accordance with their respective shares set forth in the Backstop Agreement. In exchange for the Backstop Lenders’ commitments under the Backstop Agreement, Forbes agreed to pay the Backstop Lenders, subject to approval by the Bankruptcy Court, a nonrefundable premium in the amount of $2 million.
The Backstop Agreement will be terminable by Forbes and/or the Backstop Lenders under several conditions, including, but not limited to, (i) termination of the RSA, (ii) failure to meet certain milestone dates consistent with the RSA, or (iii) a material breach by Forbes or one or more of the Backstop Lenders of any of the respective party’s undertakings, representations, warranties or covenants set forth in the Backstop Agreement that remains uncured for ten (10) business days after the breaching party receives written notice of such breach from the non-breaching party. Forbes may be required to pay a $2.5 million termination fee to the Backstop Lenders if the Backstop Agreement is terminated as a result of Forbes’ terminating the RSA under certain limited circumstances.
The foregoing description is a summary and is qualified in its entirety by reference to the Backstop Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 7.01 – Regulation FD Disclosure
On December 22, 2016, the Company commenced the Solicitation relating to the Plan and distributed the Disclosure Statement to holders of the Senior Notes.
A copy of the Disclosure Statement is attached as Exhibit 99.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell securities of the Company. Any solicitation of votes or offer to sell or solicitation of an offer to buy any securities of the Company will be made only pursuant to and in accordance with the Disclosure Statement. The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Any financial projections or forecasts included in the Disclosure Statement were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not been examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the financial reorganization of the Company compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below and the risk factors set forth in Article IV of the Disclosure Statement.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K and the related exhibits include certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Our actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016.  These factors include or relate to: our ability to obtain sufficient acceptances in connection with the Solicitation; our ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate the Plan; the effects of the filing of the Chapter 11 Cases on our business and the interests of various constituents; the Bankruptcy Court’s rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions or objections in the Chapter 11 Cases, which may interfere with our ability to confirm and consummate the Plan; the potential adverse effects of the Chapter 11 Cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization.
In addition to the above factors, actual operating results directly impact our ability to effect a capital restructuring and could continue to be impacted by the following: the effect of the industry-wide downturn in energy exploration and development activities; continuing incurrence of operating losses due to such downturn; oil and natural gas commodity prices; market response to global demands to curtail use of oil and natural gas; capital budgets and spending by the oil and natural gas industry; the ability or willingness of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil; oil and natural gas production levels by non-OPEC countries; supply and demand for oilfield services and industry activity levels; our ability to maintain stable pricing; our level of indebtedness; possible impairment of our long-lived assets; potential for excess capacity; competition; substantial capital requirements; significant operating and financial restrictions under our indenture and revolving credit facility; technological obsolescence of operating equipment; dependence on certain key employees; concentration of customers; substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and indenture covenants; seasonality of oilfield services activity; collection of accounts receivable; environmental and other governmental regulation, including potential climate change legislation; the potential disruption of business activities caused by the physical effects, if any, of climate change; risks inherent in our operations; ability to fully integrate future acquisitions; variation from projected operating and financial data; variation from budgeted and projected capital expenditures; volatility of global financial markets; and the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this Form 8-K and the related exhibits may not occur. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.
	10.1	Restructuring Support Agreement dated December 21, 2016
	10.2	Backstop Agreement dated December 21, 2016
	99.1	Disclosure Statement and Exhibits, including the Prepackaged Joint Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: December 23, 2016	By: /s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer